UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2007

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26534 (Commission File Number)	13-3671221 (IRS Employer Identification No.)

4 Science Park, New Haven, CT (Address of Principal Executive Offices)	06511 (Zip Code)

(203) 498-4210
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 15, 2007, Vion Pharmaceuticals, Inc. (the "Registrant") announced that it had paid the $2,260,416.67 due on its outstanding $60 million principal amount of 7.75% Senior Convertible Notes due 2012. The Registrant paid the interest by issuing 2,539,200 shares of its registered common stock.  Cash interest was paid in lieu of fractional shares.  A copy of the press release announcing the payment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01(d) Exhibits.

Exhibit 99.1	Press release dated August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: August 16, 2007	By:	/s/ Howard B. Johnson
	Name:	Howard B. Johnson
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated August 15, 2007.